UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2025

NextTrip, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol Santa Fe, New Mexico	87507
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (505) 438-2576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NTRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Board Size and Director Appointments

On July 14, 2025, the board of directors (the “Board”) of NextTrip, Inc. (the “Company”) adopted a resolution to increase the size of the Board from five to seven members, in accordance with Article III, Section 1 of the Company’s Amended and Restated Bylaws, as amended.

Additionally, on July 14, 2025, the Board appointed Willian Kerby, the Company’s Chief Executive Officer, and Andy Kaplan as directors to fill the two newly created vacancies, in each case effective July 17, 2025. Mr. Kerby shall serve as a Class II director of the Company, with his initial term expiring at the Company’s 2026 Annual Meeting of Stockholders, and Mr. Kaplan shall serve as a Class III director, with his initial term expiring at the Company’s 2027 Annual Meeting of Stockholders. Each of Messrs. Kerby and Kaplan will serve as a director for the balance of their respective initial terms, and until his successor is elected and qualified, subject to his earlier death, resignation or removal. Additionally, effective July 17, 2025, the Board appointed Mr. Kaplan to serve as a member of the Nominations & Governance Committee of the Board.

There is no arrangement or understanding between Messrs. Kerby or Kaplan and any other person pursuant to which either Messrs. Kerby or Kaplan were selected as directors of the Company. There are no family relationships between either of Messrs. Kerby or Kaplan and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer.

As noted above, Mr. Kerby serves as the Company’s Chief Executive Officer. Mr. Kerby is entitled to receive compensation for his services as Chief Executive Officer pursuant to that employment letter agreement entered into by and between the Company and Mr. Kerby on December 29, 2023; Mr. Kerby will not be entitled to receive additional compensation for his service on the Board. Other than those related party transactions by and between the Company and Mr. Kerby that are disclosed in Part III, Item 13 of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2025, filed with the Securities and Exchange Commission (the “Commission”) on May 29, 2025, which information is incorporated herein by reference, Mr. Kerby has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Kaplan will be entitled to receive compensation in accordance with the Company’s non-employee director compensation program for his services as a director of the Company. Other than in accordance the Company’s compensation program for its non-employee directors, there are no plans, contracts or arrangements, or amendments to any plans, contracts or arrangements, entered into with Mr. Kaplan in connection with his appointment to the Board, nor were there any equity grants or awards made to Mr. Kaplan in connection therewith. Mr. Kaplan has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under item 404(a) of Regulation S-K under the Exchange Act.

NTH Designee Board Appointments

As previously disclosed in the Company’s filings with the Commission, on October 23, 2023, the Company (then known as Sigma) entered into a Share Exchange Agreement (the “Exchange Agreement”) with NextTrip Holdings, Inc. (“NTH”), NextTrip Group, LLC, and William Kerby (the “NTH Representative”), pursuant to which the Company acquired NTH (the “NextTrip Acquisition”) in exchange for shares of Company common stock. The NextTrip Acquisition was consummated on December 29, 2023; as a result, NTH became a wholly owned subsidiary of the Company.

As further previously disclosed in the Company’s filings with the Commission, pursuant to the Exchange Agreement, the NTH Representative (Mr. Kerby) shall be entitled to designate a replacement for one director of the Company upon achievement of each of the milestones set forth in the Exchange Agreement (the “Board Appointment Rights”). All milestones set forth in the Exchange Agreement were achieved on or before May 5, 2025.

In July 2025, Mr. Kerby, in his capacity as the NTH Representative, informed the Company of his election to exercise the Board Appointment Rights pursuant to the Exchange Agreement and designated Stephen Kircher, Jimmy Byrd, Carmen Diges and David Jiang (collectively, the “NTH Appointees”) as the individuals to replace the continuing legacy Sigma directors. On July 14, 2025, the Board appointed the NTH Appointees as directors of the Company, in each case effective July 28, 2025, at which time Salvatore Battinelli, Jacob Brunsberg, Dennis Duitch and Kent Summers will resign as directors of the Company.

Stephen Kircher shall serve as a Class I director, with his initial term expiring at the Company’s 2028 Annual Meeting of Stockholders; Jimmy Byrd shall serve as a Class II director, with his initial term expiring at the Company’s 2026 Annual Meeting of Stockholders; and Ms. Diges and Mr. Jiang shall each serve as a Class III director, with their initial terms expiring at the Company’s 2027 Annual Meeting of Stockholders. Each of NTH Appointees will serve as a director for the balance of their respective initial terms, and until his or her successor is elected and qualified, subject to his or her earlier death, resignation or removal. Additionally, effective July 28, 2025, the Board appointed the NTH Appointees to serve on the following committees of the Board:

●	Audit Committee: Carmen Diges (Chair), Stephen Kircher and Jimmy Byrd
●	Compensation Committee: Jimmy Byrd (Chair), Stephen Kircher and Carmen Diges
●	Nominations & Governance Committee: David Jiang (Chair) and Carmen Diges

Except for the fact that the NTH Appointees are being appointed to the Board pursuant to NTH’s Board Appointment Rights under the Exchange Agreement, there is no arrangement or understanding between any of the NTH Appointees and any other person pursuant to which any such NTH Appointees were designated as an NTH Appointee by the NTH Representative or selected as directors of the Company. There are no family relationships between any of the NTH Appointees and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer.

Each of the NTH Appointees will be entitled to receive compensation in accordance with the Company’s non-employee director compensation program for his or her services as a director of the Company. Other than in accordance the Company’s compensation program for its non-employee directors, there are no plans, contracts or arrangements, or amendments to any plans, contracts or arrangements, entered into with any of the NTH Appointees in connection with their appointments to the Board, nor were there any equity grants or awards made to any of the NTH Appointees in connection therewith. None of the NTH Appointees have a direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under item 404(a) of Regulation S-K under the Exchange Act.

Item 7.01 Regulation FD Disclosure.

On July 15, 2025, the Company issued a press release announcing the appointment of the NTH Appointees as directors of the Company, effective July 28, 2025. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

The information in Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Forward-Looking Statements

This Report, including Exhibit 99.1 attached hereto, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “anticipates,” “expects,” “estimates,” “believes,” “will” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Report, including Exhibit 99.1 attached hereto, or hereafter, including in other publicly available documents filed with the Commission, reports to the stockholders of the Company and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. Our actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit Number	Description
99.1	Press Release, dated July 15, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTTRIP, INC.

Date: July 15, 2025	By:	/s/ William Kerby
	Name:	William Kerby
	Title:	Chief Executive Officer